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                                  EXHIBIT 10.9
                     STRATOS LIGHTWAVE, INC. 2000 STOCK PLAN

        1.     PREAMBLE.

        Stratos Lightwave, Inc., a Delaware corporation (the "Company"), hereby establishes the Stratos Lightwave, Inc. 2000 Stock Plan (the "Plan") as a means whereby the Company may, through awards of (i) incentive stock options ("ISOs") within the meaning of section 422 of the Code, (ii) non-qualified stock options ("NSOs"), (iii) stock appreciation rights ("SARs"), and (iv) restricted stock ("Restricted Stock"):

               (a) provide selected officers, directors and employees with additional incentive to promote the success of the Company's business;

               (b) encourage such persons to remain in the service of the Company; and

               (c) enable such persons to acquire proprietary interests in the Company.

        The provisions of this Plan do not apply to or affect any option, stock, stock appreciation right or restricted stock hereafter granted under any other stock plan of the Company, and all such options, stock, stock appreciation rights or restricted stock shall be governed by and subject to the applicable provisions of the plan under which they will be granted.

        2.     DEFINITIONS AND RULES OF CONSTRUCTION.

               2.01 "Affiliate" means any entity during any period that, in the opinion of the Committee, the Company has a significant economic interest in the entity.

               2.02 "Award" means the grant of Options, SARs and/or Restricted Stock to a Participant.

               2.03 "Award Date" means the date upon which an Option, SAR or Restricted Stock is awarded to a Participant under the Plan.

               2.04 "Board" or "Board of Directors" means the board of directors of the Company.

               2.05 "Cause" shall mean any willful misconduct by the Participant which affects the business reputation of the Company or willful failure by the Participant to perform his or her material responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company or any Affiliate or Subsidiary). The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.


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               2.06 "Change of Control" shall be deemed to have occurred on the first to occur of any of the following:

                (i) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than any Subsidiary or any employee benefit plan of the Company or a Subsidiary or former Subsidiary, is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 25% or more of the total voting power of the Company's then outstanding stock;

                (ii) a tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Company. In case of a tender offer described in this paragraph (ii), the "Change of Control" will be deemed to have occurred upon the first to occur of (A) any time during the offer when the person (using the definition in (i) above) making the offer owns or has accepted for payment stock of the Company with 25% or more of the total voting power of the Company's outstanding stock or (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50% or more of the total voting power of the Company's outstanding stock when the offer terminates; or

                (iii) individuals who were the Board's nominees for election as directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

               2.07 "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor thereto.

               2.08 "Committee" means two or more directors elected by the Board of Directors from time to time; provided, however, that in the absence of an election by the Board, the Committee shall mean the Compensation Committee of the Board of Directors.

               2.09 "Common Stock" means the Common Stock of the Company, par value $.01 per share.

               2.10 "Company" means Stratos Lightwave, Inc., a Delaware corporation, and any successor thereto.

               2.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.


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               2.12   "Fair Market Value" means:

                (i) for the date of the final prospectus for the Company's initial public offering of its Common Stock, the initial public offering price set forth in the final prospectus for such offering; and

                (ii) as of any other date, the closing price for the Common Stock on that date, or if no sales occurred on that date, the next trading day on which actual sales occurred (as reported by the Nasdaq Stock Market System or any securities exchange or automated quotation system of a registered securities association on which the Common Stock is then traded or quoted).

               2.13 "Good Reason" shall mean any of the following:

                (i) any significant diminution in the Participant's title, authority, or responsibilities from and after a Change of Control;

                (ii) any reduction in the base compensation payable to the Participant from and after a Change of Control; or

                (iii) the relocation after a Change of Control of the Company's place of business at which the Participant is principally located to a location that is greater than 50 miles from the site immediately prior to the Change of Control.

               2.14 "ISO" means an incentive stock option within the meaning of section 422 of the Code.

               2.15 "NSO" means a non-qualified stock option, which is not intended to qualify as an incentive stock option under section 422 of the Code.

               2.16 "Option" means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

               2.17 "Option Price" means the price per share of Common Stock at which an Option may be exercised.

               2.18 "Participant" means an individual to whom an Award has been granted under the Plan.

               2.19 "Plan" means the Stratos Lightwave, Inc. 2000 Stock Plan, as set forth herein and from time to time amended.

               2.20 "Restricted Stock" means the Common Stock awarded to a Participant pursuant to Section 8 of this Plan.


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               2.21 "SAR" means a stock appreciation right issued to a
Participant pursuant to Section 9 of this Plan.

               2.22 "Subsidiary" means any entity during any period which the Company owns or controls more than 50% of (i) the outstanding capital stock, or
(ii) the combined voting power of all classes of stock.

               2.23   Rules of Construction:

                      2.23.1 GOVERNING LAW AND VENUE. The construction and operation of this Plan are governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction, and any litigation arising out of this Plan shall be brought in the Circuit Court of the State of Illinois or the United States District Court for the Eastern Division of the Northern District of Illinois.

                      2.23.2 UNDEFINED TERMS. Unless the context requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Code.

                      2.23.3 HEADINGS. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

                      2.23.4 CONFORMITY WITH SECTION 422. Any ISOs issued under this Plan are intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to ISOs shall be construed in conformity with this intention. Any NSOs issued under this Plan are not intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to NSOs shall be construed in conformity with this intention.

                      2.23.5 GENDER. Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons or objects of any gender.

                      2.23.6 SINGULAR AND PLURAL. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

                      2.23.7 SEVERABILITY. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

        3.     STOCK SUBJECT TO THE PLAN.

        Subject to adjustment as provided in Section 12 hereof, the aggregate number of shares of Common Stock for which Awards may be issued under this Plan may not exceed 4,500,000 shares, and the aggregate number of shares of Common Stock for which Restricted Stock Awards may be issued under this Plan may not exceed 1,875,000 shares. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any Award shall terminate or


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expire, as to any number of shares of Common Stock, new Awards may thereafter be awarded with respect to such shares. Notwithstanding the foregoing, the total number of shares of Common Stock with respect to which Awards may be granted to any Participant in any calendar year shall not exceed 1,600,000 shares (subject to adjustment as provided in Section 12 hereof).

        4.     ADMINISTRATION.

        The Committee shall administer the Plan. All determinations of the Committee are made by a majority vote of its members. The Committee's determinations are final and binding on all Participants. In addition to any other powers set forth in this Plan, the Committee has the following powers:

               (a)  to construe and interpret the Plan;

               (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

               (c) subject to the terms of the Plan, to select the individuals who will receive Awards, the times when they will receive them, the number of Options, Restricted Stock and/or SARs to be subject to each Award, the Option Price, the vesting schedule (including any performance targets to be achieved in connection with the vesting of any Award), the expiration date applicable to each Award and other terms, provisions and restrictions of the Awards (which need not be identical) and subject to Section 17 hereof, to amend or modify any of the terms of outstanding Awards;

               (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards;

               (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable; and

               (f) to determine the form in which tax withholding under Section 15 of this Plan will be made (I.E., cash, Common Stock or a combination thereof).

        5.     ELIGIBLE PARTICIPANTS.

        Present and future directors, officers and employees of the Company or any Subsidiary or Affiliate shall be eligible to participate in the Plan. The Committee from time to time shall select those officers, directors and employees of the Company and any Subsidiary or Affiliate of the Company who shall be designated as Participants and shall designate in accordance with the terms of the Plan the number, if any, of ISOs, NSOs, SARs and shares of Restricted Stock or any combination thereof, to be awarded to each Participant.


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        6.     TERMS AND CONDITIONS OF NON-QUALIFIED STOCK OPTIONS.

        Subject to the terms of the Plan, the Committee, in its discretion, may award an NSO to any Participant. Each NSO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee in such agreement, each NSO shall be subject to the following express terms and conditions, and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

               6.01 OPTION PERIOD. Each NSO will expire as of the earliest of:

                    (i) the date on which it is forfeited under the provisions of Section 11.1;

                    (ii) 10 years from the Award Date;

                    (iii) in the case of a Participant who is an employee of the
                         Company, a Subsidiary or an Affiliate, three months after the Participant's termination of employment with the Company and its Subsidiaries and Affiliates for any reason other than for Cause or death or total and permanent disability;

                    (iv) in the case of a Participant who is a member of the
                         board of directors of the Company or a Subsidiary or Affiliate, but not an employee of the Company, a Subsidiary or an Affiliate, three months after the Participant's retirement from the board for any reason other than for Cause or death or total and permanent disability or the sale, merger or consolidation, or similar extraordinary transaction involving the Company, Subsidiary or Affiliate, as the case may be;

                    (v) immediately upon the Participant's termination of employment with the Company and its Subsidiaries and Affiliates or service on a board of directors of the Company or a Subsidiary or Affiliate for Cause;

                    (vi) 12 months after the Participant's death or total and
                         permanent disability; or

                    (vii) any other date specified by the Committee when the NSO is granted.

               6.02 OPTION PRICE. At the time granted, the Committee shall determine the Option Price of any NSO, and in the absence of such determination, the Option Price shall be 100 % of the Fair Market Value of the Common Stock subject to the NSO on the Award Date.

               6.03 VESTING. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, NSO Awards shall vest in accordance with Section 11.1.


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               6.04 OTHER OPTION PROVISIONS. The form of NSO authorized by the
Plan may contain such other provisions as the Committee may from time to time determine.

        7.     TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

        Subject to the terms of the Plan, the Committee, in its discretion, may award an ISO to any employee of the Company or a Subsidiary. Each ISO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee, each ISO shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

               7.01 OPTION PERIOD. Each ISO will expire as of the earliest of:

                    (i) the date on which it is forfeited under the provisions of Section 11.1;

                    (ii) 10 years from the Award Date, except as set forth in
                         Section 7.02 below;

                    (iii) immediately upon the Participant's termination of
                         employment with the Company and its Subsidiaries for Cause;

                    (iv) three months after the Participant's termination of
                         employment with the Company and its Subsidiaries for any reason other than for Cause or death or total and permanent disability;

                    (v) 12 months after the Participant's death or total and permanent disability; or

                    (vi) any other date (within the limits of the Code)
                         specified by the Committee when the ISO is granted.

Notwithstanding the foregoing provisions granting discretion to the Committee to determine the terms and conditions of ISOs, such terms and conditions shall meet the requirements set forth in section 422 of the Code or any successor thereto.

               7.02 OPTION PRICE AND EXPIRATION. The Option Price of any ISO shall be determined by the Committee at the time an ISO is granted, and shall be no less than 100% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date; provided, however, that if an ISO is granted to a Participant who, immediately before the grant of the ISO, beneficially owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the Option Price shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date and in such cases, the exercise period specified in the Option agreement shall not exceed five years from the Award Date.

               7.03 VESTING. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, ISO Awards shall vest in accordance with Section 11.1.


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               7.04 OTHER OPTION PROVISIONS. The form of ISO authorized by the
Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on incentive stock options under Code section 422 and the regulations thereunder.

        8.     TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

        Subject to the terms of the Plan, the Committee, in its discretion, may award Restricted Stock to any Participant at no additional cost to the Participant. Each Restricted Stock Award shall be evidenced by an agreement, in such form as is approved by the Committee, and all shares of Common Stock awarded to Participants under the Plan as Restricted Stock shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

               (a) RESTRICTED PERIOD. Shares of Restricted Stock awarded under this Section 8 may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest.

               (b) VESTING. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, Restricted Stock Awards under this Section 8 shall vest in accordance with Section 11.2.

               (c) CERTIFICATE LEGEND. Each certificate issued in respect of shares of Restricted Stock awarded under this Section 8 shall be registered in the name of the Participant and shall bear the following (or a similar) legend until such shares have vested:

                             "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in Section 8 of the Stratos Lightwave, Inc. 2000 Stock Plan and an Agreement entered into between the registered owner and Stratos Lightwave, Inc. Copies of such Plan and Agreement are on file at the principal office of Stratos Lightwave, Inc."

        9.     TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

        The Committee may, in its discretion, grant an SAR to any Participant under the Plan. Each SAR shall be evidenced by an agreement between the Company and the Participant, and may relate to and be associated with all or any part of a specific ISO or NSO. An SAR shall entitle the Participant to whom it is granted the right, so long as such SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his SAR and, if applicable, the related ISO or NSO, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the Fair Market Value of the Common Stock on the date the SARs were


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issued, or, if the SARs are related to an ISO or an NSO, the per share Option
Price under such ISO or NSO on the Award Date, and (ii) the number of shares of Common Stock subject to such SAR, and, if applicable, the related ISO or NSO or portion thereof which is surrendered.

        An SAR granted in conjunction with an ISO or NSO shall terminate on the same date as the related ISO or NSO and shall be exercisable only if the Fair Market Value of a share of Common Stock exceeds the Option Price for the related ISO or NSO, and then shall be exercisable to the extent, and only to the extent, that the related ISO or NSO is exercisable. The Committee may at the time of granting any SAR add such additional conditions and limitations to the SAR as it shall deem advisable, including, but not limited to, limitations on the period or periods within which the SAR shall be exercisable and the maximum amount of appreciation to be recognized with regard to such SAR. Any ISO or NSO or portion thereof which is surrendered with an SAR shall no longer be exercisable. An SAR that is not granted in conjunction with an ISO or NSO shall terminate on such date as is specified by the Committee in the SAR agreement and shall vest in accordance with Section 11.2. The Committee, in its sole discretion, may allow the Company to settle all or part of the Company's obligation arising out of the exercise of an SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.

        10. MANNER OF EXERCISE OF OPTIONS.

        To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee on a form acceptable to the Committee, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Committee may permit the Option Price to be paid in cash or shares of Common Stock held by the Participant having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price. The Committee may also permit the Option Price to be paid by any other method permitted by law, including by delivery to the Committee from the Participant of an election directing the Company to withhold the number of shares of Common Stock from the Common Stock otherwise due upon exercise of the Option having an aggregate Fair Market Value on that date equal to the Option Price. If a Participant pays the Option Price with shares of Common Stock which were received by the Participant upon exercise of one or more ISOs, and such Common Stock has not been held by the Participant for at least the greater of:

               (a)    two years from the date the ISOs were granted; or

               (b) one year after the transfer of the shares of Common Stock to the Participant;

the use of the shares shall constitute a disqualifying disposition and the ISO underlying the shares used to pay the Option Price shall no longer satisfy all of the requirements of Code section 422.


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        11.    VESTING.

               11.1 OPTIONS. A Participant may not exercise an Option until it has become vested. The portion of an Award of Options that is vested depends upon the period that has elapsed since the Award Date. The following schedule applies to any Award of Options under this Plan unless the Committee establishes a different vesting schedule on the Award Date:

                  Number of Months
                  ----------------
                  Since Award Date          Vested Percentage
                  ----------------          -----------------

                fewer than 12 months              0.0%
                      12 months                  25.00%
                      15 months                  31.25%
                      18 months                  37.50%
                      21 months                  43.75%
                      24 months                  50.00%
                      27 months                  56.25%
                      30 months                  62.50%
                      33 months                  68.75%
                      36 months                  75.00%
                      39 months                  81.25%
                      42 months                  87.50%
                      45 months                  93.75%
                  48 months or more              100.00%

        Not withstanding the above schedule, unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, a Participant's Awards shall become fully vested if a Participant's employment with the Company and its Subsidiaries and Affiliates or service on the board of directors of the Company, a Subsidiary or an Affiliate is terminated due to: (i) retirement on or after his sixty-fifth birthday; (ii) retirement on or after his fifty-fifth birthday with consent of the Company; (iii) retirement at any age on account of total and permanent disability as determined by the Company; or (iv) death. Unless the Committee otherwise provides in the applicable agreement evidencing an Award or Section 11.3 applies, if a Participant's employment with or service to the Company, a Subsidiary or an Affiliate terminates for any other reason, any Awards that are not yet vested are immediately and automatically forfeited.

        A Participant's employment shall not be considered to be terminated hereunder by reason of a transfer of his employment from the Company to a Subsidiary or Affiliate, or vice versa, or a leave of absence approved by the Participant's employer. A Participant's employment shall be considered to be terminated hereunder if, as a result of a sale or other transaction, the Participant's employer ceases to be a Subsidiary or Affiliate (and the Participant's employer is or becomes an entity that is separate from the Company and its Subsidiaries and Affiliates).

               11.2 RESTRICTED STOCK AND SARS. The Committee shall establish the vesting schedule to apply to any Award of Restricted Stock or SAR that is not associated with an ISO or


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NSO granted under the Plan to a Participant, and in the absence of such a vesting schedule, such Award shall vest in accordance with Section 11.1.

               11.3 EFFECT OF "CHANGE OF CONTROL". Notwithstanding Sections 11.1 and 11.2 above, if within 12 months following a "Change of Control" the employment of a Participant with the Company and its Subsidiaries and Affiliates is terminated without Cause or the Participant resigns for Good Reason, any Award issued to the Participant shall be fully vested, and in the case of an Award other than a Restricted Stock Award, fully exercisable for 90 days following the date on which the Participant's service with the Company and its Subsidiaries and Affiliates is terminated, but not beyond the date the Award would otherwise expire but for the Participant's termination of employment.

        12. ADJUSTMENTS TO REFLECT CHANGES IN CAPITAL STRUCTURE.

               12.01 ADJUSTMENTS. If there is any change in the corporate structure or shares of the Company, the Committee may make any appropriate adjustments, including, but limited to, such adjustments deemed necessary to prevent accretion, or to protect against dilution, in the number and kind of shares of Common Stock with respect to which Awards may be granted under this Plan (including the maximum number of shares of Common Stock with respect to which Awards may be granted under this Plan in the aggregate and individually to any Participant during any calendar year as specified in Section 3) and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this Section 12, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, separation, reorganization, or liquidation (including a partial liquidation) and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

               12.02 CASHOUTS. In the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, the Committee may, in such manner and to such extent (if any) as it deems appropriate and equitable make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to any ISO no such adjustment may be made that would cause the Plan to violate section 422 of the Code (or any successor provision).

        13.    NONTRANSFERABILITY OF AWARDS.

        ISOs are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During a Participant's lifetime, his ISOs may be exercised only by him. All other Awards (other than an ISO) are transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code. With the approval of the Committee, a Participant may transfer an Award (other than an ISO) for no consideration to or for the benefit of one or more Family Members of the Participant subject to such limits as the Committee may establish, and the


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transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The transfer of an Award pursuant to this
Section 13 shall include a transfer of the right set forth in Section 17 hereof to consent to an amendment or revision of the Plan and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award. For purposes of this Section 13, "Family Members" mean with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

        14.    RIGHTS AS STOCKHOLDER.

        No Common Stock may be delivered upon the exercise of any Option until full payment has been made. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares.

        15.    WITHHOLDING TAX.

        The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with any Awards by (i) having the Company withhold shares of Common Stock at the minium rate legally required, (ii) tendering back shares of Common Stock received in connection with such Award or (iii) delivering other previously acquired shares of Common Stock having a Fair Market Value approximately equal to the amount to be withheld.

        16.    NO RIGHT TO EMPLOYMENT.

        Participation in the Plan will not give any Participant a right to be retained as an employee or director of the Company or its parent or Subsidiaries, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

        17. AMENDMENT OF THE PLAN.

        The Board of Directors may from time to time amend or revise the terms of this Plan in whole or in part and may, without limitation, adopt any amendment deemed necessary; provided, however, that no change in any Award previously granted to a Participant may be made that would impair the rights of the Participant without the Participant's consent.

        18.    CONDITIONS UPON ISSUANCE OF SHARES.

        An Option shall not be exercisable and a share of Common Stock shall not be issued pursuant to the exercise of an Option, and Restricted Stock shall not be awarded until and unless the award of Restricted Stock, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities

Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national securities association upon which the shares of Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

        19. SUBSTITUTION OR ASSUMPTION OF AWARDS BY THE COMPANY.

        The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company's award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an existing option, such new Award may be granted with a similarly adjusted exercise price.

        20. EFFECTIVE DATE AND TERMINATION OF PLAN.

               20.01 EFFECTIVE DATE. This Plan is effective as of the date of its adoption by the Board of Directors; provided, however, that no Award granted hereunder shall be effective until the date the Company's initial underwritten public offering of its common stock has been declared effective by the Securities Exchange Commission (the "IPO Date"), and provided further, that any Award granted before or as of the IPO Date shall be null and void unless approved by the Committee on or before the IPO Date.

               20.02 TERMINATION OF THE PLAN. The Plan will terminate 10 years after the date it is approved by the Board of Directors; provided, however, that the Board of Directors may terminate the Plan at any time prior thereto with respect to any shares that are not then subject to Awards. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Awards granted before termination.


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